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                                                                   EXHIBIT 10.24


                                     [WCO(TM) LOGO]

                                     (Date)


Name:
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                   RE: FLORAPLEX(TM) WHOLESALER USE AGREEMENT

Dear           :
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         Thank you for giving World Commerce Online-Floraplex, Inc. ("WCO") the opportunity to make the following proposal to ________________________ ("User") for use of the Floraplex(TM) system, WCO's global commercial network for the floral industry. By agreeing to the following terms and conditions, you will join a growing number of users making Floraplex(TM) their online e-commerce solution to electronically sell and purchase floral products through Tradelink(TM) and Floramall(TM), communicate with industry members, and obtain floral news and information.

         The basic terms for your use of Floraplex(TM) are as follows:

         1. FLORAPLEX(TM) USE AND ENDORSEMENT: User shall exclusively use and endorse Floraplex(TM) as its official online service, and reasonably allow its name and logo to be used for promotional purposes with User's prior notice and approval.

         2. SUBSCRIPTION FEES: User shall be entitled to a ______% discount on Floraplex's standard subscription fees of $99/mo. (and $5.95/mo. for each unique employee account).

         3. ACCESS TO FLORAMALL(TM): WCO will afford User access to Floramall(TM) through establishing a customized, secure, commercial inventory and transactional web store in User's name.

         4. TRANSACTION FEES: User shall pay monthly transaction fees in the amounts set forth in the attached schedule for sales through WCO's Floramall(TM). Users who are members of certain wholesaler groups recognized by Floraplex(TM) as one entity may be entitled to pay reduced transaction fees based on the aggregate monthly total amount of sales transactions by other group members, which will allow the individual group members to benefit from the selling power of the entire group. These transaction fees do not include third party bank charges (i.e., Visa, MC).

         5. ADVERTISING/DIRECT MARKETING EXPENSES: WCO will provide User with a ____% discount on any Floraplex(TM) advertising and direct marketing expenses.


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         6. ACCESS TO TRADELINK(TM): WCO will afford User access to
Tradelink(TM), which showcases worldwide grower and manufacturer resources. WCO may make arrangements to provide Users special access to growers and manufacturers to acquire floral products under discounted pricing arrangements.

         7. CONFIDENTIALITY: WCO and User acknowledge and agree that both will have access to certain information which is generally not available to the public which has particular value to either party, and disclosure of which could be harmful to either party's interests (the "Confidential Information"). Such Confidential information may include, but is not limited to information and knowledge regarding products, processes, techniques, trade secrets, strategies and programs, financial data, vendor and customer relationships, methods of operation and other information and material in any form proprietary to either party. WCO and User covenant and agree (i) that both during and 5 years after the Term of this Agreement neither will disclose any Confidential Information to any person or business entity without the prior express written authorization of the other, and (ii) not to use or allow third parties to use Confidential Information for any purpose other than for the performance of obligations hereunder.

         8. TERM OF AGREEMENT: The term of this Agreement shall be for three (3) years from the date of acceptance. Either party may terminate this Agreement at any time upon thirty (30) days written notice.

         9. INCORPORATION OF FLORAPLEX(TM) ONLINE TERMS: User agrees and accepts the general Floraplex(TM) online Terms and Conditions to the extent not altered, modified, or changed by the terms of this Agreement.

                                  Accepted by:


                                  By:
                                      -------------------------------------
                                      NAME:  User


                                  Dated:
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                                  By:
                                      -------------------------------------
                                      World Commerce Online-Floraplex, Inc.


                                  Dated:
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